Exhibit 10.1
NANOSPHERE, INC.
2000 EQUITY INCENTIVE PLAN
as amended as of February 2, 2006
     1. Purpose of the Plan
     The Nanosphere, Inc. 2000 Equity Incentive Plan (hereinafter referred to as the “Plan”) is intended to provide a means whereby selected individuals providing services to Nanosphere, Inc. and its Related Corporations (hereinafter referred to as the “Company”) may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may permit selected individuals to acquire common stock of the Company (hereinafter referred to as “Shares”) or otherwise participate in the financial success of the Company, on the terms and conditions established herein.
     2. Definitions
     The following terms shall be defined as set forth below:
     a. Board. Shall mean the Board of Directors of the Company.
     b. Cause. Shall have the meaning provided under an employment or consulting agreement between a Participant and the Company, or if there is no such agreement, the meaning provided under the Participant’s award agreement under the Plan, or if not defined therein, shall mean the commitment of fraud, the misappropriation of or intentional material damage to the property or business of the Company, the substantial failure to fulfill the duties and responsibilities of a Participant’s regular position and/or comply with Company policies, rules or regulations, or the conviction of a felony.
     c. Change of Control. Shall mean:
(i)	a transaction following which any person (as such term is defined in Section 13(d) or 14(d) of the ‘34 Act) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the ‘34 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company; or

(ii)	the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, in which case such new director shall, for purposes of the Plan, be considered as a member of the Board; or

(iii)	approval by stockholders of the Company of: (1) a merger or consolidation if the stockholders of the Company immediately before such merger or consolidation do not as a result of such merger or consolidation own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company; (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of Company stock immediately prior to such acquisition; or (3) the transfer of stock among permitted transferees pursuant to a Board prescribed shareholder agreement or a stock restriction agreement.
     d. Code. Shall mean the Internal Revenue Code of 1986, and any amendments thereto.
     e. Committee. Shall mean the Committee appointed pursuant to Section 3 hereof.
     f. Compete. Shall have the meaning provided under an employment or consulting agreement between a Participant and the Company, or if there is no such agreement, the meaning provided under the Participant’s award agreement under the Plan, or if not defined therein, shall mean within a period of one (1) year after the termination of service, the direct or indirect competition with the business of the Company, including, but not by way of limitation, the direct or indirect owning, managing, operating, controlling, financing or serving as an officer, employee, director or consultant to, or by soliciting, or inducing, or attempting to solicit or induce, any employee or agent of the Company to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to the business of the Company, or by revealing, disclosing, or making use of confidential or proprietary information to anyone outside of the Company, except with the express prior written consent of the Company.
     g. Disability. Shall have the meaning provided under: (i) an employment or consulting agreement between a Participant and the Company; (ii) a Participant’s award agreement under the Plan; (iii) the long-term disability plan maintained by the Company; or (iv) if no such agreements or plan exists, permanent and total disability within the meaning of Section 22(e)(3) of the Code.

     h. ERISA. Shall mean the Employee Retirement Income Security Act of 1974, and any amendment thereto.
     i. Incentive Stock Option. Shall mean an award under the Plan that satisfies the general requirements of Code Section 422, namely: (i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year; (iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three (3) months after termination of employment; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.
     j. Nonqualified Options. Shall mean an award under the Plan that is not an Incentive Stock Option.
     k. Participant. Shall mean a director, officer, employee, consultant or independent contractor selected by the Committee to receive awards under the Plan.
     l. Registration. Shall mean that the Shares shall have been registered under the ‘33 Act and approved for listing on a national securities exchange.
     m. Related Corporation. Shall mean a corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Code.
     n. Retirement. Shall mean retirement pursuant to and in accordance with the regular or, if approved by the Board for purposes of the Plan, any early retirement plan or practice of the Company.
     o. Restricted Stock. Shall mean an award of Shares under the Plan that are restricted as to transfer and subject to forfeiture.
     p. Stock Appreciation Rights. Shall mean rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares, or some other measure approved by the Board.
     q. ‘33 Act. Shall mean the Securities Act of 1933, and any amendments thereto.
     r. ‘34 Act. Shall mean the Securities Exchange Act of 1934, and any amendments thereto.
     3. Administration of the Plan
     The Plan shall be administered by the Committee which shall be comprised of at least two (2) directors appointed by the Board, or if none, by the whole Board. The Committee shall have sole authority to:

(i)	select the Participants from among those eligible to whom Shares shall be sold under the Plan;

(ii)	establish the number of such Shares that may be sold to each such Participant, the option price, option vesting, option term and the time when certificates for such Shares shall be issued;

(iii)	prescribe the legend to be affixed to the certificate representing such Shares;

(iv)	select the Participants from among those eligible to whom rights to participate in the appreciation of Shares, or some other measure, shall be granted;

(v)	interpret the Plan; and

(vi)	adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.
All decisions made by the Committee in administering the Plan shall be conclusive and binding for all purposes under the Plan. The Committee may, to the fullest extent permitted by law, delegate to the Chief Executive Officer authority under this Plan with respect to aggregate numbers of Shares to permit specific grants of Incentive Stock Options and Nonqualified Stock Options by the Chief Executive Officer to employees and consultants of, and advisors to, the Company or a Related Corporation.
     4. Shares Subject to the Plan
     The aggregate number of Shares that may be available for acquisition by Participants under the Plan shall be 40,000,000 Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.
     5. Stock Options
     a. Type of Options. The Company may issue options that constitute Incentive Stock Options to employees, and Nonqualified Options to Participants under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or a Nonqualified Option.
     b. Terms of Options. Except as provided in Subsections (c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, but not limited to, price, vesting and term.
     c. Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

(i)	Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

(ii)	Method of Exercise. The aggregate option price may be paid in any one or a combination of cash, personal check, personal note, Shares already owned for at least six (6) months or a broker exercise notice, as determined by the Committee.

(iii)	Term of Option. No option may be exercised more than ten (10) years after the date of grant. Unless otherwise provided by the Committee, no option may be exercised more than twelve (12) months after the optionee terminates service with the Company.

(iv)	Transferability. No option may be transferred, assigned or encumbered by an optionee, except: (A) by will or the laws of descent and distribution; (B) by gifting for the benefit of descendants for estate planning purposes; or (C) pursuant to a certified domestic relations order.
     d. Additional Terms Applicable to Incentive Options. Each Incentive Option shall be subject to the following terms and conditions:
(i)	Option Price. The option price per Share shall be 100% of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual (hereinafter referred to as a “10% Shareholder”) who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the fair market value of such Share on the date the option is granted.

(ii)	Term of Option. No option granted to a 10% Shareholder may be exercised more than five (5) years after the date of grant. Notwithstanding any other provisions hereof, no option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of Disability or death as provided in Subsection (d)(iii) below.

(iii)	Disability or Death of Optionee. If an optionee terminates employment due to Disability or death prior to exercise in full of any options, he or she or his or her beneficiary, executor, administrator or personal representative shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination as provided in the stock option agreement, or subject to such other terms as may be determined by the Committee.

(iv)	Annual Exercise Limit. The aggregate fair market value of Shares which become exercisable during any calendar year shall not exceed $100,000.

For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

(v)	Transferability. No option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee’s lifetime an option may only be exercised by him or her.
     6. Restricted Stock Awards
     a. Grants. Restricted Stock Awards (“RSAs”) under the Plan shall be evidenced by restricted stock agreements in such form and consistent with this Plan as the Committee shall approve from time to time. In addition, the Committee may issue Shares under the Plan to any Participant in exchange for cash (or other consideration as the Committee may determine) and on such terms and conditions (including, without limitation, with respect to vesting) as the Committee may determine, and no other provision of this Plan shall be interpreted so as to limit the Committee’s authority with respect to such issuance.
     b. Restriction Period. RSAs awarded under the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer; substantial risks of forfeiture; attainment of performance objectives; repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.
     c. Restrictions Upon Transfer. RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order. Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.
     d. Certificates. Each certificate issued in respect of RSAs awarded to a grantee shall be deposited with the Company, or its designee, and shall bear the following legend:
“This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Nanosphere, Inc. 2000 Equity Incentive Plan and an Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said Company.”

     e. Lapse of Restrictions. The Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares, free of the foregoing restrictive legend, shall be issued to the grantee or his or her legal representative.
     f. Termination Prior to Lapse of Restrictions. In the event of a grantee’s termination of service prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.
7. Stock Appreciation Rights
     a. Grants. Stock Appreciation Rights (“SARs”) may be granted to such eligible Participants as may be selected by the Committee.
     b. Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. Each SAR granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock appreciation rights agreement including, but not limited to, price, vesting and term. The SAR shall not be exercisable more than ten (10) years after the date of grant. SARs shall not be transferable, except that SARs may be exercised by the executor, administrator or personal representative of the deceased grantee.
     c. Payment on Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares or other measure to which the SAR relates over the fair market value of such number of Shares or other measure at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess, or in such combination thereof as the Committee shall determine.
8. Repurchase Provisions Applicable to Plan Awards and Rights
     a. Repurchase Right in Case of Termination.
(i)	If at any time prior to Registration of Shares, the service of the Participant is terminated for any reason whatsoever, including, without limitation, death, Disability, resignation, retirement or termination with or without Cause, the Company or its designee(s) (which designee(s) may be any person or entity that shall have been approved by the Board) shall have the exclusive and irrevocable option (a “Call”), exercisable in its sole discretion, to repurchase, in whole or part, any Shares purchased or received pursuant to the Plan that are then owned by the Participant or any transferee, as the case may be, or Shares that are thereafter purchased or received.

(ii)	The Company may exercise the Call by delivering written notice (a “Call Notice”) to the Participant within the Call Period. The Call Notice will set forth the number of Shares to be acquired from the Participant, the aggregate consideration to be paid for such Shares and the time and place for the closing of the transaction. The Participant and any transferee of the Participant shall be obligated to sell the Shares as provided in this subsection and the closing of the repurchase shall be effective as of the date of the initial payment. The “Call Period” shall be (a) the ninety (90) day period following the Participant’s termination date for reasons other than death, and (b) the one hundred and eighty (180) day period following the Participant’s death.

(iii)	The consummation of the purchase or purchases of such Shares pursuant to the Company’s exercise of its Call shall take place on the date (the “Call Date”) and in the manner designated by the Company in the Call Notice; provided, however, that the Company may instead consummate its purchase of such Shares pursuant to its exercise of its Call by delivering payment for such Shares being repurchased by it along with the Call Notice, in which case, the date of the Participant’s receipt of the Call Notice shall be the Call Date. The Company will pay for the Shares to be purchased by it pursuant to the exercise of its Call by delivery of a check in an amount equal to the applicable repurchase price for the Shares being repurchased within the Call Period against delivery by the Participant of the Shares and a stock power duly executed in blank transferring such Shares to the Company. If the repurchase price for the Shares exceeds $25,000, the Company may elect to pay the repurchase price in twenty (20) or fewer quarterly installments, with interest on the outstanding balance charged at the prime rate published in The Wall Street Journal (Midwest Edition) on the Call Date. The Company or its designee(s) will, in connection with such repurchase, be entitled to receive customary representations and warranties from the Participant regarding such sale and to require that the Participant’s signature be guaranteed. In connection with such repurchase the Participant shall deliver to the Company the Shares and a stock power duly executed in blank transferring such Shares to the Company.

(iv)	The repurchase price applicable to the exercise by the Company of its Call right described in this subsection shall be as follows: (1) if the Participant’s service with the Company is terminated for Cause, then the repurchase price for any Shares subject to any Call shall be equal to the lesser of (i) the cash consideration the Participant paid for such Shares, or (ii) the Fair Market Value of such Shares as of the termination date; (2) if the Participant’s termination occurs for any other reason, the repurchase price for any Shares subject to any Call shall be equal to the Fair Market Value of the Shares subject to such Call as of the date of termination. For purposes of this subsection, “Fair Market Value” shall mean the amount determined by the Board from time to time, using such good faith valuation methods as it deems appropriate.

     b. Repurchase Right in Case of Change of Control.
(i)	In the event of a Change of Control transaction pursuant to which holders of outstanding Shares are entitled to receive consideration in exchange therefor or in respect thereof, the Company shall have the right, but not the obligation (the “Call Right”) to cause the Participant or any transferee, as the case may be, to sell all or any portion of an option or right, whether vested or unvested, which is unexpired and unexercised at such time (the “Outstanding Interest”), upon the terms set forth in this subsection. At least three (3) days prior to the consummation of a Change of Control, the Company shall deliver to the Participant a written notice (the “Company Notice”) which briefly describes the general terms of the proposed Change of Control and states whether or not the Company will exercise its Call Right in connection with the proposed Change in Control.

(ii)	In the event that the Call Right is exercised, the Company shall determine, in its sole discretion, whether the purchaser (the “Purchaser”) shall be the Company or the third party acquirer in the Change of Control, and such determination by the Company shall be binding upon the Participant.

(iii)	The Purchaser shall purchase the Participant’s Outstanding Interest pursuant to the Call Right prior to or concurrent with the consummation of the Change of Control, as determined by the Purchaser in its sole discretion, for a purchase price equal to the difference resulting from subtracting any option price from the value of the consideration per Share the Participant would have received in the Change of Control if such portion of the option or right had been exercised prior to the Change of Control, multiplied by the number of Shares subject to the option or right which are purchased. The Purchaser may purchase the Participant’s Outstanding Interests either in cash or in the form of the consideration that is being paid to the shareholders of the Company as determined by the Purchaser in its sole discretion. In addition, the timing of such payment shall be the same as the Participant would have received in the Change of Control if such portion of the option or right had been exercised prior to the Change of Control or sooner, as determined by the Purchaser in its sole discretion.
     9. Amendment or Termination of the Plan
     The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 13 hereof) no amendment shall be made without approval of the stockholders of the Company which shall: (i) materially increase the aggregate number of Shares with respect to which awards may be made under the Plan; (ii) materially increase the aggregate number of Shares which may be subject to awards to individuals who are not employees or directors; or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

     10. Term of Plan
     The Plan shall be effective upon the date of its adoption by the Board; provided that, Incentive Options may be granted only if the Plan is approved by the shareholders within twelve (12) months before or after the date of adoption. Unless sooner terminated under the provisions of Section 9, Shares and SARs shall not be granted under the Plan after the expiration of ten (10) years from the effective date of the Plan. However, awards may be exercisable after the end of the term of the Plan.
     11. Rights as Shareholder
     Upon issuance of any Share to a Participant, such Participant shall have all of the rights of a shareholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share. Notwithstanding anything to the contrary contained in the Plan, the Committee may require that, as a condition to the Company’s issuance and delivery of awards and Shares under the Plan, the Participant execute and deliver a shareholder agreement or a stock restriction agreement with respect to the Shares in the form prescribed by the Board.
     12. Merger or Consolidation
     In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may agree to exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger or consolidation.
     13. Changes in Capital and Corporate Structure
     The aggregate number of Shares and interests awarded and which may be awarded under the Plan, and the option price of any such Shares and interests, shall be adjusted to reflect a change in the outstanding capital of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which will cause the awards to remain unchanged as a result of the applicable transaction.
     14. Service
     A Participant shall be considered to be in the service of the Company or Related Corporation as long as he or she continues to provide service to the Company or Related Corporation. Nothing herein shall confer on any Participant the right to continued service with the Company or Related Corporation or affect the right of the Company or Related Corporation to terminate such service.

     15. Withholding of Tax
     To the extent the award, issuance or exercise of Shares or SARs results in the receipt of compensation by a Participant, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such Participant any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the Participant may tender a personal check or authorize the withholding of Shares in the amount of tax required to be withheld.
     16. Delivery and Registration of Stock
     The Company’s obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the ‘33 Act or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a Registration or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such Registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.
     17. Governing Law
     The Plan and awards hereunder shall be governed by, construed and enforced in accordance with the laws of the State of Illinois without regard to its conflicts of law doctrine, except to the extent they are superceded by the laws of the United States.